Exhibit 10.67

February 7, 2024

BY EMAIL

Michel Dahan
[Address]
Dear Michel:
Upon your execution of this Amendment, the following amendments will be made to your Separation Agreement with Akebia Therapeutics, Inc. (“Akebia”) dated May 5, 2022 (as previously amended, the “Separation Agreement”). Paragraph 1(ii) of the Separation Agreement shall be replaced in its entirety with the following:

(ii)    Separation Date. Unless your employment is terminated by the Company for Cause or by you for Good Reason (as those terms are defined in your Executive Severance Agreement dated March 3, 2014, the “ESA”), you will remain employed until June 28, 2024 (as may be amended from time to time, the "Separation Date"). The Separation Date may be modified only upon mutual agreement between you and the Company.

All other terms and conditions of the Separation Agreement shall remain in full force and effect.

Very truly yours,

AKEBIA THERAPEUTICS, INC.    Accepted and Agreed to Under Seal:

/s/ John P. Butler_______________________    /s/Michel Dahan______________________
President and Chief Executive Officer         Michel Dahan
Dated: February 8, 2024